EXHIBIT 23.1




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (with respect to the Stock Purchase Loan Plan of S & K Famous Brands, Inc.) of our report dated March 15, 1995, which appears on page 10 of S & K Famous Brands, Inc.'s Annual Report to Shareholders--1994 Financials, which is incorporated by reference in S & K Famous Brands, Inc.'s Annual Report on Form 10-K for the year ended January 28, 1995.



PRICE WATERHOUSE LLP

Norfolk, Virginia
April 17, 1995